Exhibit 10.1

Execution Version

SECOND AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (this “Second Amendment”) is entered into as of May 25, 2017, by and among Aurora Diagnostics, LLC, a Delaware limited liability company (the “Company”), Summit Partners, L.P., a Delaware limited partnership (“Summit”), and KRG Capital Management, L.P., a Delaware limited partnership (“KRG”). Capitalized terms used but not defined herein have the meanings set forth in the Management Services Agreement (as defined below).

WHEREAS, the Company, Summit and KRG are parties to that certain Amended and Restated Management Services Agreement (the “Management Services Agreement”), dated as of June 12, 2009, as amended by the First Amendment, dated as of May 20, 2010;

WHEREAS, pursuant to Section 13 of the Management Services Agreement, the parties hereto desire to amend the Management Services Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Amendment of the Management Services Agreement. Section 7(a) of the Management Services Agreement is hereby deleted and replaced in its entirety with the following:

“(a) Notwithstanding any provision herein to the contrary, so long as any default (or, where such term or phrase is defined in the document governing such Company Indebtedness, “Default” or “Event of Default” or like term) exists under any Company Indebtedness and is continuing or would result from a payment of the Management Fee hereunder, Summit and KRG will defer receipt of the Management Fee until such default (or, where such term or phrase is defined in the document governing such Company Indebtedness, “Default” or “Event of Default” or like term) has been cured or waived or otherwise ceases to exist. “Company Indebtedness” means all principal and accrued (but unpaid) interest owing by Parent, the Company or its Subsidiaries for debt for borrowed money owed to any third party, including pursuant to (i) that certain Senior Secured Credit Facility dated as of July 31, 2014 (as amended, modified, supplemented, restated or amended and restated) by and among Parent, the lenders party thereto and Cerberus Business Finance, LLC, as administrative agent and collateral agent and (ii) the indentures governing Parent’s 10.750% Senior Notes due 2018 and 12.250% Increasing Rate Senior Notes due 2020.”

Section 2. No Other Change. Except as expressly modified by this Second Amendment, nothing contained herein shall be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties under the Management Services Agreement.

Execution Version

Section 3. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 4. Counterparts. This Second Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement. Any signature page delivered electronically or by facsimile (including transmission by .PDF or other similar format) shall be binding to the same extent as the original signature page.

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IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to the Amended and Restated Management Services Agreement to be duly executed and delivered on the date and year first above written.

AURORA DIAGNOSTICS, LLC

By:	/s/ Michael Grattendick
Name:	Michael Grattendick
Title:	Chief Financial Officer

SUMMIT PARTNERS, L.P.

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Christopher J. Dean
Name:	Christopher J. Dean
Title:	Authorized Signatory

KRG CAPITAL MANAGEMENT, L.P.

By:	KRG Capital, LLC
Its:	General Partner

By:	/s/ Charles R. Gwirtsman
Name:	Charles R. Gwirtsman
Title:	Managing Director

Signature Page to Second Amendment to Amended and Restated Management Services Agreement